EXHIBIT 32

In connection with the Amended Quarterly Report of Americann, Inc. (the “Company”) on Form 10-Q /A for the period ending March 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), Timothy Keogh, the Company’s Principal Executive Officer and Benjamin Barton the Company’s Principal Financial and Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

June 2 , 2014	/s/ Timothy Keogh
Timothy Keogh, Principal Executive Officer

May 30 , 2014	/s/ Benjamin Barton
Benjamin Barton, Principal Financial and Accounting Officer